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                       Bylaws of Kimco Realty Corporation,
                             a Maryland corporation
                         as amended on February 6, 2002


                                   ARTICLE I
                                     OFFICES

         Section 1. Principal Office. The principal executive offices of Kimco Realty Corporation (the "Corporation") shall be located at such place or places as the Board of Directors may designate.

         Section 2. Additional Offices. The Corporation may also have additional offices at such other places as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                   ARTICLE II
                            MEETINGS OF STOCKHOLDERS

         Section 1. Place. Meetings of stockholders shall be held at any place designated by the Board of Directors. In the absence of any such designation, stockholders' meetings shall be held at the principal executive office of the Corporation.

         Section 2. Annual Meeting. The annual meeting of stockholders shall be held each year on a date and at a time designated by the Board of Directors. At each annual meeting, directors shall be elected and any other proper business may be transacted.

         Section 3. Quorum. A majority of the stock issued and outstanding and entitled to vote at any meeting of stockholders, the holders of which are present in person or represented by proxy, shall constitute a quorum for the transaction of business, except as otherwise provided by law, the charter or these Bylaws. A quorum, once established, shall not be broken by the withdrawal of enough votes to leave less than a quorum and the votes present may continue to transact business until adjournment. If, however, such quorum shall not be present or represented at any meeting of the stockholders, a majority of the voting stock represented in person or by proxy may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted that might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote thereat.

         Section 4. Voting. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present, represented in person or by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of law, the charter or these Bylaws, a different vote is required, in which case such express provision shall govern and control the decision of such question.

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         Section 5. Proxies. A stockholder may cast the votes entitled to be cast by the shares of stock owned of record by the stockholder in person or by proxy executed by the stockholder or by the stockholder's duly authorized agent in any manner permitted by law. Such proxy or evidence of authorization of such proxy shall be filed with the Secretary of the Corporation before or at the meeting. No proxy shall be valid more than 11 months after its date unless otherwise provided in the proxy. Each stockholder shall have one vote for each share of stock having voting power, registered in his name on the books of the Corporation on the record date set by the Board of Directors as provided in
Article V, Section 6 hereof. All elections of directors shall be by a plurality vote of the stockholders entitled to vote at such meeting of stockholders.

         Section 6. Special Meetings. Special meetings of the stockholders, for any purpose, or purposes, unless otherwise prescribed by statute or by the charter, may be called by the President and shall be called by the President or the Secretary at the request in writing of a majority of the Board of Directors, or at the request in writing of stockholders owning not less than twenty five percent (25%) of the authorized shares of the Corporation issued and outstanding, and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting. A special meeting need not be called to consider any matter which is substantially the same as a matter voted on at any special meeting of the stockholders held during the preceding twelve (12) months unless such meeting is requested by stockholders entitled to cast a majority of all votes entitled to be cast as such meeting. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

         Section 7. Notice. Not less than ten nor more than 60 days before each meeting of stockholders, the Secretary shall give to each stockholder entitled to vote at such meeting and to each stockholder not entitled to vote who is entitled to notice of the meeting written or printed notice stating the time and place of the meeting and, in the case of a special meeting or as otherwise may be required by any statute, the purpose for which the meeting is called, either by mail, by presenting it to such stockholder personally, by leaving it at the stockholder's residence or usual place of business or by any other means permitted by Maryland law. If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the stockholder at the stockholder's address as it appears on the records of the Corporation, with postage thereon prepaid.

         Section 8. Organization and Conduct. Every meeting of stockholders shall be conducted by an individual appointed by the Board of Directors to be chairman of the meeting or, in the absence of such appointment, by the Chairman of the Board or, in the case of a vacancy in the office or absence of the Chairman of the Board, by one of the following officers present at the meeting: the Vice Chairman of the Board, if there be one, the President, the Vice Presidents in their order of rank and seniority, or, in the absence of such officers, a chairman chosen by the stockholders by the vote of a majority of the votes cast by stockholders present in person or by proxy. The Secretary, or, in the Secretary's absence, an Assistant Secretary, or in the absence of both the Secretary and Assistant Secretaries, a person appointed by the Board of Directors or, in the absence of such appointment, a person appointed by the chairman of the meeting shall act as Secretary. In the event that the Secretary presides at a meeting of the stockholders, an Assistant Secretary shall record the minutes of the meeting. The order of business and all other matters of procedure at any meeting of stockholders shall be determined by the chairman of the meeting. The chairman of the meeting may prescribe such rules, regulations and procedures and take such action as, in the discretion of such chairman, are appropriate for the proper conduct of the meeting, including, without limitation, (a) restricting admission to the time set for the commencement of the meeting; (b) limiting attendance at the meeting to stockholders of record of the Corporation, their duly authorized proxies or other such persons as the chairman of the meeting may determine; (c) limiting participation at the meeting on any matter to stockholders of record of the Corporation entitled to vote on such matter, their duly authorized proxies or other such persons as the chairman of the meeting may determine; (d) limiting the time allotted to questions or comments by participants; (e) maintaining order and security at the meeting; (f) removing any stockholder or any other person who refuses to comply with meeting procedures, rules or guidelines as set forth by the chairman of the meeting; and
(g) recessing or adjourning the meeting to a later date and time and place announced at the meeting. Unless otherwise determined by the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

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         Section 9. Action by Written Consent. Any action required or permitted to be taken at a meeting of stockholders may be taken without a meeting if a consent in writing, setting forth such action, is signed by each stockholder entitled to vote the matter and any other stockholder entitled to notice of a meeting of stockholders (but not to vote thereat) has waived in writing any right to dissent from such action, and such consent and waiver are filed with the minutes of the proceedings of the stockholders.

         Section 10. Notwithstanding any other provision of the Charter of the Corporation or these Bylaws, Title 3, Subtitle 7 of the Maryland General Corporation Law, or any successor statute (the "MGCL"), shall not apply to any acquisition by any person of shares of stock of the Corporation. This section may be repealed, in whole or in part, any time, whether before an acquisition of control shares and, upon such repeal, may, to the extent provided by any successor bylaw, apply to any prior or subsequent control share acquisition.

                                  ARTICLE III
                                    DIRECTORS

         Section 1. Number, Qualification. The number of directors which shall constitute the whole Board of Directors shall be not less than three (3) nor more than fifteen (15). The number of directors of the Corporation may be changed by majority vote of the Board of Directors. The directors need not be stockholders. A director shall be an individual at least 21 years of age who is not under legal disability.

         Section 2. The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 3 of this Article, and each director elected shall hold office for a term of one (1) year and until his successor is elected and qualified; provided, however, that unless otherwise restricted by the charter or by law, any director or the entire Board of Directors may be removed, either with or without cause, from the Board of Directors at any meeting of stockholders by a majority of the stock represented and entitled to vote thereat.

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         Section 3. Vacancies on the Board of Directors by reason of death, resignation, retirement, disqualification, removal from office, or otherwise, and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. The directors so chosen shall hold office until the next annual election of directors and until their successors are duly elected and shall qualify, unless sooner displaced. If there are no directors in office, then an election of directors may be held in the manner provided by statute.

         Section 4. The property and business of the Corporation shall be managed by or under the direction of its Board of Directors. In addition to the powers and authorities by these Bylaws expressly conferred upon them, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute, the charter or these Bylaws directed or required to be exercised or done by the stockholders.

MEETINGS OF THE BOARD OF DIRECTORS

         Section 5. The directors may hold their meetings and have one or more offices, and keep the books of the Corporation outside of the State of Maryland.

         Section 6. Regular meetings of the Board of Directors may be hold without notice at such time and place as shall from time to time be determined by the Board of Directors.

         Section 7. Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board, the Chief Executive Officer, the President or at least two of the directors then in office. The person or persons authorized to call special meetings of the Board of Directors may fix any place as the place for holding any special meeting of the Board of Directors called by them. The Board of Directors may provide, by resolution, the time and place for the holding of special meetings of the Board of Directors without other notice of such resolution.

         Section 8. Notice of any special meeting of the Board of Directors shall be delivered personally or by telephone, electronic mail, facsimile transmission, United States mail or courier to each director at his or her business or residence address. Notice by personal delivery, telephone, electronic mail or facsimile transmission shall be given at least 24 hours prior to the meeting. Notice by United States mail shall be given at least three days prior to the meeting. Notice by courier shall be given at least two days prior to the meeting. Telephone notice shall be deemed to be given when the director or his or her agent is personally given such notice in a telephone call to which the director or his or her agent is a party. Electronic mail notice shall be deemed to be given upon transmission of the message to the electronic mail address given to the Corporation by the director. Facsimile transmission notice shall be deemed to be given upon completion of the transmission of the message to the number given to the Corporation by the director and receipt of a completed answer-back indicating receipt. Notice by United States mail shall be deemed to be given when deposited in the United States mail properly addressed, with postage thereon prepaid. Notice by courier shall be deemed to be given when deposited with or delivered to a courier properly addressed. Neither the business to be transacted at, nor the purpose of, any annual, regular or special meeting of the Board of Directors need be stated in the notice, unless specifically required by statute or these Bylaws.

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         Section 9. At all meetings of the Board of Directors a majority of the authorized number of directors shall be necessary and sufficient to constitute a quorum for the transaction of business, and the vote of a majority of the directors present at any meeting at which there is a quorum, shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute, the charter or these Bylaws. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. If only one director is authorized, such sole director shall constitute a quorum.

         Section 10. Unless otherwise restricted by the charter or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

         Section 11. Unless otherwise restricted by the charter or these Bylaws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

COMMITTEES OF DIRECTORS

         Section 12. The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate one or more committees, each such committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the charter, (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board of Directors, fix the designations and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the Corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation of fix the number of shares of any series of stock or authorize the increase or decrease of the shares of any series), adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending these Bylaws; and, unless the resolution or the charter expressly so provides, no such committee shall have the power or authority to declare a dividend, to authorize the issuance of stock or to adopt a certificate of ownership and merger.

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         Section 13. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

COMPENSATION OF DIRECTORS

         Section 14. Unless otherwise restricted by the charter or these Bylaws, the Board of Directors shall have the authority to fix the compensation of directors, provided, however, that no officer of the Corporation shall receive any compensation for serving as a director of the Corporation. The directors who are not officers of the Corporation shall be paid their expenses, if any, and a fixed sum for their attendance at each meeting of the Board of Directors and each committee meeting. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

INDEMNIFICATION

         Section 15. To the maximum extent permitted by Maryland law in effect from time to time, the Corporation, without requiring a preliminary determination of the ultimate entitlement to indemnification, shall indemnify and shall pay or reimburse reasonable expenses to (a) any individual who is a present or former director or officer of the Corporation and who is made a party to the proceeding by reason of his service in that capacity or (b) any individual who, while a director of the Corporation and at the request of the Corporation, serves or has served another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made a party to the proceeding by reason of his service in that capacity. The Corporation may, with the approval of its board of directors, provide such indemnification to a person who served a predecessor of the Corporation in any of the capacities described in (a) or (b) above and to any employee or agent of the Corporation or a predecessor of the Corporation.

         Neither the amendment nor repeal of this Section, nor the adoption or amendment of any other provision of the Bylaws or charter of the Corporation inconsistent with this Section, shall apply to or affect in any respect the applicability of the preceding paragraph with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

TRANSACTIONS WITH INTERESTED DIRECTORS

         Section 16. No transaction between the Corporation and one or more of its directors, or between the Corporation and any other corporation, firm, association or other entity in which one or more of its directors are directors or officers or this Corporation or are financially interested ("Interested Directors"), shall be either void or voidable for this reason alone, provided that such transaction shall be approved in a manner consistent with Section 2-419 of the MGCL.

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         Section 17. The Corporation shall not enter into any transactions or agreements with KC Holdings, Inc., a Delaware corporation except pursuant to the Management Agreement and Option Agreement, each dated as of November 21, 1991 between the Corporation and KC Holdings, Inc., unless any such transaction is approved by a majority of the directors of the Corporation who are neither employees of the Corporation or any subsidiary of the Corporation ("Independent Directors").

                                   ARTICLE IV
OFFICERS

         Section 1. The officers of this corporation shall be chosen by the Board of Directors and shall include a President and a Secretary. The Corporation may also have at the discretion of the Board of Directors such other officers as are desired, including a Chairman of the Board of Directors, one or more Vice Presidents, a Treasurer, one or more Assistant Secretaries and Assistant Treasurers, and such other officers as may be appointed in accordance with the provisions of Section 3 of this Article IV. In the event there are two or more Vice Presidents, then one or more may be designated as Executive Vice President, Senior Vice President, or other similar or dissimilar title. At the time of the election of officers, the directors may by resolution determine the order of their rank. Any number of offices may be held by the same person, unless the Certificate of Incorporation or these Bylaws otherwise provide.

         Section 2. The Board of Directors, at its first meeting after each annual meeting of stockholders, shall choose the officers of the Corporation.

         Section 3. The Board of Directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

         Section 4. The salaries of all officers and agents of the Corporation shall be fixed by the Board of Directors.

         Section 5. The officers of the Corporation shall hold office until their successors are chosen and qualify in their stead. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. If the office of any officer or officers becomes vacant for any reason, the vacancy shall be filled by the Board of Directors.

CHAIRMAN OF THE BOARD OF DIRECTORS

         Section 6. The Chairman of the Board of Directors, if such an officer be elected, shall, if present, preside at all meetings of the Board of Directors and exercise and perform such other powers and duties as may be from time to time assigned to him by the Board of Directors or prescribed by these Bylaws. If there is no President, the Chairman of the Board of Directors shall in addition be the Chief Executive Officer of the Corporation and shall have the powers and duties prescribed in Section 7 of this Article IV.

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PRESIDENT

         Section 7. Subject to such supervisory powers, if any, as may be given by the Board of Directors to the Chairman of the Board of Directors, if there be such an officer, the President shall be the Chief Executive Officer of the Corporation and shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and officers of the Corporation. He shall preside at all meetings of the stockholders and, in the absence of the Chairman of the Board of Directors, or if there be none, at all meetings of the Board of Directors. He shall be an ex-officio member of all committees and shall have the general powers and duties of management usually vested in the office of president and chief executive officer of corporations, and shall have such other powers and duties as may be prescribed by the Board of Directors or these Bylaws.

VICE PRESIDENTS

         Section 8. In the absence or disability of the President, the Vice Presidents in order of their rank as fixed by the Board of Directors, or if not ranked, the Vice President designated by the Board of Directors, shall perform all the duties of the President, and when so acting shall have all the powers of and be subject to all the restrictions upon the President. The Vice Presidents shall have such other duties as from time to time may be prescribed for them, respectively, by the Board of Directors.

SECRETARY AND ASSISTANT SECRETARY

         Section 9. The Secretary shall attend all sessions of the Board of Directors and all meetings of the stockholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose; and shall perform like duties for the standing committees when required by the Board of Directors. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or these Bylaws. He shall keep in safe custody the seal of the Corporation, and when authorized by the Board, affix the same to any instrument requiring it, and when so affixed it shall be attested by his signature or by the signature of an Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest to the affixing by his signature.

         Section 10. The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors, or if there be no such determination, the Assistant Secretary designated by the Board of Directors, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall, perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

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TREASURER AND ASSISTANT TREASURER

         Section 11. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys, and other valuable effects in the name and to the credit of the Corporation, in such depositories as may be designated by the Board of Directors. He shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, he shall give the Corporation a bond, in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors, for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

         Section 12. The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors, or if there be no such determination, the Assistant Treasurer designated by the Board of Directors, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

                                   ARTICLE V
CERTIFICATES OF STOCK

         Section 1. Except as otherwise provided in these Bylaws, this Section shall not be interpreted to limit the authority of the Board of Directors to issue some or all of the shares of any or all of its classes or series without certificates. Each stockholder, upon written request to the secretary of the Corporation, shall be entitled to a certificate or certificates which shall represent and certify the number of shares of each class of stock held by him in the Corporation. Each stockholder, upon written request to the secretary of the Corporation, shall be entitled to a certificate or certificates which shall represent and certify the number of shares of each class of stock held by him in the Corporation. Each certificate shall be signed by the chairman of the board, the president or a vice president and countersigned by the secretary or an assistant secretary or the treasurer or an assistant treasurer and may be sealed with the seal, if any, of the Corporation. The signatures may be either manual or facsimile. Certificates shall be consecutively numbered; and if the Corporation shall, from time to time, issue several classes of stock, each class may have its own number series. A certificate is valid and may be issued whether or not an officer who signed it is still an officer when it is issued. Each certificate representing shares which are restricted as to their transferability or voting powers, which are preferred or limited as to their dividends or as to their allocable portion of the assets upon liquidation or which are redeemable at the option of the Corporation, shall have a statement of such restriction, limitation, preference or redemption provision, or a summary thereof, plainly stated on the certificate. If the Corporation has authority to issue stock of more than one class, the certificate shall contain on the face or back a full statement or summary of the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of each class of stock and, if the Corporation is authorized to issue any preferred or special class in series, the differences in the relative rights and preferences between the shares of each series to the extent they have been set and the authority of the Board of Directors to set the relative rights and preferences of subsequent series. In lieu of such statement or summary, the certificate may state that the Corporation will furnish a full statement of such information to any stockholder upon request and without charge. If any class of stock is restricted by the Corporation as to transferability, the certificate shall contain a full statement of the restriction or state that the Corporation will furnish information about the restrictions to the stockholder on request and without charge.

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LOST, STOLEN OR DESTROYED CERTIFICATES

         Section 2. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

TRANSFERS OF STOCK

         Section 3. Upon surrender to the Corporation, or the transfer agent of the Corporation, of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

FIXING RECORD DATE

         Section 4. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of the stockholders, or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date which shall not be more than 90 nor less than ten days before the date of such meeting, nor more than 90 days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

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REGISTERED STOCKHOLDERS

         Section 5. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the laws of the State of Maryland.

                                   ARTICLE VI
                               GENERAL PROVISIONS
DIVIDENDS

         Section 1. Dividends upon the capital stock of the Corporation, subject to the provisions of the charter, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the Corporation, subject to the provisions of law and the charter.

         Section 2. Before payment of any dividend there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interests of the Corporation, and the directors may abolish any such reserve.

CHECKS

         Section 3. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers as the Board of Directors may from time to time designate.

FISCAL YEAR

         Section 4. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

SEAL

         Section 5. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Incorporated Maryland." Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

NOTICES

         Section 6. Whenever any notice is required to be given under the provisions of the law, the charter or these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed to be equivalent.


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

ANNUAL STATEMENT

         Section 7. The Board of Directors shall present at each annual meeting, and at any special meeting of the stockholders when called for by vote of the stockholders, a full and clear statement of the business and condition of the Corporation.

                                  ARTICLE VII
                                   AMENDMENTS


         Section 1. BY DIRECTORS. The board of directors shall have the power to adopt. alter of repeal any bylaws of the Corporation and to make new bylaws, except that the board of directors shall not alter or repeal this Section or any bylaws made by the stockholders.

         Section 2. BY STOCKHOLDERS. The stockholders shall have the power to adopt, alter or repeal any bylaws of the Corporation and to make new bylaws.


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